Exhibit 99.1

BRC GROUP HOLDINGS, INC. (F/K/A B. RILEY FINANCIAL, INC.)

Unaudited Pro Forma Consolidated Financial Information

(Dollars in thousands, except share data)

On April 4, 2025, BRC Group Holdings, Inc. (f/k/a B. Riley Financial, Inc.) (the “Company”), completed the sale of the “Wealth W-2” disposal group, as defined and further described in Note 1 - Description of the Disposition. The unaudited pro forma consolidated financial information is intended to illustrate the pro forma effects of the disposition of Wealth W-2 and other transaction accounting adjustments and was prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information.

The unaudited pro forma consolidated financial information has been derived from the Company’s historical audited and unaudited consolidated financial statements and reflects certain assumptions and transaction accounting adjustments that management believes are reasonable under the circumstances and based on the information available, as further described in Note 3 - Adjustments to the Unaudited Pro Forma Consolidated Financial Information.

The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2025 and the year ended December 31, 2024, reflect the disposition of the Wealth W-2 disposal group as if it had closed on January 1, 2024 (refer to Note 2 – Basis of Presentation, for further discussion).

An unaudited condensed consolidated balance sheet is not reflected in the pro forma consolidated financial information because the disposal of Wealth W-2 occurred prior to June 30, 2025, and is therefore already reflected in the Company’s historical unaudited condensed consolidated balance sheet as of June 30, 2025.

The unaudited pro forma consolidated financial information should be read in conjunction with:

●	The accompanying notes to the unaudited pro forma consolidated financial information;

●	The Company’s historical audited consolidated financial statements and accompanying notes for the year ended December 31, 2024, which were prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), included in the Company’s annual report on Form 10-K; and

●	The Company’s historical unaudited condensed consolidated financial statements and accompanying notes for the three months ended March 31, 2025, which were prepared in accordance with U.S. GAAP, included in the Company’s quarterly report on Form 10-Q; and

●	The Company’s historical unaudited condensed consolidated financial statements and accompanying notes for the six months ended June 30, 2025, which were prepared in accordance with U.S. GAAP, included in the Company’s quarterly report on Form 10-Q.

The unaudited pro forma consolidated financial information is provided for illustrative and informational purposes only and is not intended to represent or be indicative of what the Company’s results of operations would have been had the Company operated historically as an independent organization separate from Wealth W-2, or if the disposition had occurred on the date indicated. Additionally, the unaudited pro forma consolidated financial information should not be considered representative of the Company’s future consolidated results of operations.

BRC GROUP HOLDINGS, INC. (F/K/A B. RILEY FINANCIAL, INC.)

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2025

(Dollars in thousands, except share data)

		Transaction Accounting Adjustments
	As Reported Six Months Ended June 30, 2025	Removal of Wealth W-2 Disposal Group(a)	Other Transaction Accounting Adjustments	Notes	Pro Forma Six Months Ended June 30, 2025
Revenues:
Services and fees	$304,611	$(6,217)	$-		$298,394
Trading income	11,509	-	-		11,509
Fair value adjustments on loans	(7,296)	-	-		(7,296)
Interest income - loans	7,049	-	-		7,049
Interest income - securities lending	2,964	-	-		2,964
Sale of goods	92,528	-	-		92,528
Total revenues	411,365	(6,217)	-		405,148

Operating expenses:
Direct cost of services	75,916	-	-		75,916
Cost of goods sold	71,846	-	-		71,846
Selling, general and administrative expenses	309,757	(2,955)	-		306,802
Restructuring charge	321	-	-		321
Impairment of goodwill and other intangible assets	1,500	-	-		1,500
Interest expense - Securities lending and loan participations sold	2,687	-	-		2,687
Total operating expenses	462,027	(2,955)	-		459,072
Operating loss	(50,662)	(3,262)	-		(53,924)

Other income (expense):
Interest income	1,978	-	-		1,978
Dividend income	257	-	-		257
Realized and unrealized losses on investments	(4,284)	-	-		(4,284)
Change in fair value of financial instruments and other	12,806	-	-		12,806
Gain on sale and deconsolidation of business	86,213	-	-		86,213
Gain on senior note exchange	54,986	-	-		54,986
Income from equity method investments	25,051	-	-		25,051
Loss on extinguishment of debt	(20,693)	-	-		(20,693)
Interest expense	(53,916)	-	817	(b)	(53,099)
Income from continuing operations before income taxes	51,736	(3,262)	817		49,291
(Provision for) benefit from income taxes	(11)	894	(224)	(c)	659
Net income from continuing operations	51,725	(2,368)	593		49,950
Net loss from continuing operations attributable to noncontrolling interests and redeemable noncontrolling interests	(5,064)	-	-		(5,064)
Net income from continuing operations attributable to Registrant	56,789	(2,368)	593		55,014
Preferred stock dividends	4,030	-	-		4,030
Net income available to common shareholders	$52,759	$(2,368)	$593		$50,984

Basic income from continuing operations per common share	$1.73				$1.67
Diluted income from continuing operations per common share	$1.73				$1.67

Weighted average basic common shares outstanding	30,512,757				30,512,757
Weighted average diluted common shares outstanding	30,512,757				30,512,757

BRC GROUP HOLDINGS, INC. (F/K/A B. RILEY FINANCIAL, INC.)

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2024

(Dollars in thousands, except share data)

		Transaction Accounting Adjustments
	As Reported Year Ended December 31, 2024	Removal of Wealth W-2 Disposal Group(a)	Other Transaction Accounting Adjustments	Notes	Pro Forma Year Ended December 31, 2024
Revenues:
Services and fees	$875,480	$(22,653)	$-		$852,827
Trading loss	(57,007)	-	-		(57,007)
Fair value adjustments on loans	(325,498)	-	-		(325,498)
Interest income - loans	54,141	-	-		54,141
Interest income - securities lending	70,862	-	-		70,862
Sale of goods	220,619	-	-		220,619
Total revenues	838,597	(22,653)	-		815,944

Operating expenses:
Direct cost of services	213,901	-	-		213,901
Cost of goods sold	167,634	-	-		167,634
Selling, general and administrative expenses	759,777	(10,167)	-		749,610
Restructuring charge	1,522	-	-		1,522
Impairment of goodwill and other intangible assets	105,373	-	-		105,373
Interest expense - Securities lending and loan participations sold	66,128	-	-		66,128
Total operating expenses	1,314,335	(10,167)	-		1,304,168
Operating loss	(475,738)	(12,486)	-		(488,224)

Other income (expense):
Interest income	3,621	-	-		3,621
Dividend income	4,462	-	-		4,462
Realized and unrealized losses on investments	(263,686)	-	-		(263,686)
Change in fair value of financial instruments and other	4,614	-	-		4,614
Income from equity method investments	31	-	-		31
Loss on extinguishment of debt	(18,725)	-	-		(18,725)
Interest expense	(133,308)	-	1,526	(b)	(131,782)
Loss from continuing operations before income taxes	(878,729)	(12,486)	1,526		(889,689)
Provision for income taxes	(22,125)	3,421	(418)	(c)	(19,122)
Net loss from continuing operations	(900,854)	(9,065)	1,108		(908,811)
Net loss from continuing operations attributable to noncontrolling interests and redeemable noncontrolling interests	(8,920)	-	-		(8,920)
Net loss from continuing operations attributable to Registrant	(891,934)	(9,065)	1,108		(899,891)
Preferred stock dividends	8,060	-	-		8,060
Net loss available to common shareholders	$(899,994)	$(9,065)	$1,108		$(907,951)

Basic loss from continuing operations per common share	$(29.67)				$(29.93)
Diluted loss from continuing operations per common share	$(29.67)				$(29.93)

Weighted average basic common shares outstanding	30,336,274				30,336,274
Weighted average diluted common shares outstanding	30,336,274				30,336,274

BRC GROUP HOLDINGS, INC. (F/K/A B. RILEY FINANCIAL, INC.)

Notes to the Unaudited Pro Forma Consolidated Financial Information

(Dollars in thousands, except share data)

Note 1 – Description of the Disposition

On April 4, 2025, the Company completed the sale of its traditional (W-2) Wealth Management business (“Wealth W-2”) for net consideration of approximately $26.0 million in cash, representing 36 financial advisors whose managed accounts represented approximately $4.0 billion in assets under management as of March 31, 2025.

The Company determined that the assets and liabilities associated with the Wealth W-2 disposal group met the criteria to be classified as held for sale, and are properly classified as held for sale in the Company’s historical audited consolidated balance sheet as of December 31, 2024.

No pro forma adjustments have been made to reflect the proceeds received from the sale of the Wealth W-2 disposal group or the transaction costs incurred, as the gain on the disposal of the held for sale assets and related transaction costs are already reflected in the historical unaudited condensed consolidated statement of operations for the six months ended June 30, 2025.

Note 2 – Basis of Presentation

The historical audited and unaudited consolidated financial statements have been adjusted in the unaudited pro forma consolidated financial information to reflect certain transaction accounting adjustments related to the disposition of the Wealth W-2 disposal group as described above in Note 1 - Description of the Disposition.

The unaudited pro forma consolidated financial information and accompanying notes have been prepared for informational purposes only, in accordance with Article 11 of Regulation S-X. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2025 and the year ended December 31, 2024, reflect the disposition of the Wealth W-2 disposal group as if it had closed on January 1, 2024.

An unaudited condensed consolidated balance sheet is not reflected in the unaudited pro forma consolidated financial information as the disposal of the Wealth W-2 disposal group occurred prior to June 30, 2025, and is therefore already reflected in the Company’s historical unaudited condensed consolidated balance sheet as of June 30, 2025.

Note 3 – Adjustments to the Unaudited Pro Forma Consolidated Financial Information

The unaudited pro forma consolidated financial information has been prepared based upon certain pro forma adjustments to the historical consolidated financial statements of the Company. Certain assumptions regarding the operations of the Company have been made in connection with the preparation of the unaudited pro forma consolidated financial information. These adjustments and assumptions are as follows:

(a)	Reflects adjustments to remove the Wealth W-2 disposal group. The assets and liabilities sold as part of the Wealth W-2 transaction were reported as held for sale in the Company’s historical consolidated balance sheet as of December 31, 2024. However, the Company determined that the disposition of Wealth W-2 did not meet the criteria to be reported as discontinued operations.

(b)

Reflects adjustments to interest expense on the Company’s existing indebtedness under the Credit Facility for the repayment of approximately $13.25 million of principal on the term loan, using a portion of the cash proceeds received from the disposition of the Wealth W-2 disposal group. The repayment of principal relates to the Oaktree Credit Facilities, which were entered into on February 26, 2025, replacing the Nomura term loan facility established on August 21, 2023. The effective interest rates on the term loan were 12.33% and 11.52% as of June 30, 2025, and December 31, 2024, respectively. No amounts remained outstanding under the Nomura term loan facility as of June 30, 2025.

The Wealth W-2 disposal group was part of the borrowing base assets under the Oaktree Credit Facilities but was not part of the borrowing base assets under the Nomura term loan facility. Because the sale of the Wealth W-2 disposal group required a repayment of principal under the Oaktree Credit Facilities, but would not have required repayment under the historical Nomura term loan facility, the Company made an election to present all pro forma interest expense adjustments in "Other Transaction Accounting Adjustments."

(c)	Reflects the adjustments to record the estimated income tax impact of the unaudited pro forma adjustments. The income tax effect was estimated using the Company’s blended federal and state historical statutory tax rate of 27.4%, which includes the federal rate of 21.0% and the state rate of 8.2%, adjusted for the federal benefit, in effect for the six months ended June 30, 2025 and the year ended December 31, 2024. This blended statutory tax rate has remained consistent over the periods presented, and does not consider the impact of any valuation allowance.

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